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                                                                   EXHIBIT 10.42



[STATE STREET LOGO]                          Edward M. Anderson
                                             Vice President

                                             State Street Bank and Trust Company
                                             Insurance Services
                                             P.O. Box 9111
                                             Boston, MA 02200-9111

                                             Telephone:   (617) 956-5301
                                             Facsimile:   (617) 537-2580


August 6, 1997


  Mr. David V. Weigel, CCM
  Vice President and Treasurer
  The Mutual Life Insurance Company of New York
  Glenpointe Center West
  500 Frank W. Burr Boulevard
  Teaneck, NJ 07666-6888

  Dear Dave:

I am pleased to inform you that State Street Bank and Trust Company (the "Bank") has renewed a $5,000,000 line of credit for commercial paper backup in favor of the Mutual Life Insurance Company of New York (the "Borrower"), subject to the following terms and conditions;

1. Under the line of credit, upon the request of the Borrower and subject to the terms of this letter, the Bank will make advances to the Borrower from time to time from July 1, 1997, (the "Effective Date") to but not including June 30, 1998 (the "Termination Date") in an aggregate principal amount of any one time outstanding not to exceed the amount set forth in the first paragraph of this letter.

2. The Bank's commitment to lend to the Borrower hereunder shall expire on the date immediately preceding the Termination Date and, if not paid sooner, all outstanding advances under the line of credit shall be repaid on the Termination Date.

3. Each advance under the line of credit shall bear interest at such rate as the Bank and the Borrower may agree to at the time such advance is made.

4. The line of credit will carry a commitment fee of 9.0 basis points per annum on the unused portion of the commitment, payable quarterly on the last day of each calendar quarter, commencing on the first of such dares next succeeding the Effective Date.

5. The initial advance under the line of credit is subject to (a) the execution and the delivery to the Bank of a promissory note (the "Note") by a duly authorized
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The Mutual Life Insurance Company of New York
August 6, 1997
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     officer of the Borrower and (b) receipt by the Bank of such resolutions, certificates, or other evidence of the Borrower's authority to borrow hereunder as may reasonably be required by the Bank. The initial advance and each subsequent advance under the line of credit are subject to (i) the absence of any material adverse change in the financial condition, business or results of operation of the Borrower since the date of the latest financial statement delivered to the Bank prior to the date hereof, (ii) the absence of any event of default, or any event which, with the giving of notice of lapse of time or both, would constitute an event of default, under the Note, and (iii) the terms and conditions contained in the Note and any document, instrument of agreement evidencing, governing, or securing the Note.

6. The Borrower may request advances by telephone or in writing, and the Bank may treat all requests purported to be made on behalf of the Borrower to be duly authorized.

If the terms of this letter are acceptable to you, please so indicate by having the enclosed counterpart of this letter executed by a duly authorized officer of the Borrower and returning them to the Bank by August 31, 1997. Unless we receive a duly executed copy of this letter by that date, our offer expressed herein shall terminate and be of no further force or effect. The Bank may treat all signatures of this letter as genuine.

Very truly yours,

By:      /s/ Edward M. Anderson
Name:    Edward Anderson
Title:   Vice President


AGREED TO AND ACCEPTED
The Mutual Life Insurance Company of New York
By:      /s/ David V. Weigel
Name:    David V. Weigel
Title:   Vice President and Treasurer